Exhibit 107.1

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Neumora Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(3)

Fees to be Paid	Equity	Common stock, $0.0001 par value per share	Rule 457(a)	16,916,500	$18.00(2)	$304,497,000(2)	$110.2 per $1,000,000	$33,555.57

Fees Previously Paid	Equity	Common stock, $0.0001 par value per share	Rule 457(o)	—	—	$100,000,000(3)	$110.2 per $1,000,000	$11,020.00

	Total Offering Amounts					$304,497,000		$33,555.57

	Total Fees Previously Paid						$110.2 per $1,000,000	$11,020.00

	Total Fee Offsets							—

	Net Fee Due							$22,535.57

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”). Includes 2,206,500 shares that the underwriters have the option to purchase. See “Underwriting.”

(2)	Calculated pursuant to Rule 457(a) of the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.